Exhibit 10.5

                            RELIANCE PROFIT CENTER
                        1994 MANAGEMENT INCENTIVE PLAN
                        ------------------------------

I.   OBJECTIVES

     A.   To motivate key executives to achieve:

          1) Operating goals and objectives for the profit center, each division and staff unit, and underlying individual objectives.

          2) Profit center financial objectives as set forth in the unit's annual budget.

          3)   Maximum pretax operating profit.

     B. To reward key executives for achievement of such goals through the payment of cash bonuses for each plan year in which goals are achieved.

II.  ELIGIBILITY FOR PARTICIPATION

     A. Participants in this plan will be limited to key line and staff profit center personnel whose performance can significantly impact attainment of profit center objectives.

     B. The profit center COO will recommend plan participants to the CEO of Reliance Insurance Group, along with related participation percentages in accordance with the guidelines provided by the Reliance Insurance Group Salary Administration Program. The minimum salary grade for participation in the plan is Grade 32. The profit center COO has the discretion to exclude otherwise eligible employees.

     C. The CEO of Reliance Insurance Group must approve the recommended list of participants and percentages and submit a summary of targeted awards by profit center to the Compensation Committee of the Board of Directors for final approval.

     D. The Compensation Committee will submit to the Executive and Finance Committee, a summary of the maximum potential awards targeted for each plan year.

III. PARTICIPATION PERCENTAGES

     A. Each participant shall be assigned a participation percentage expressed as a percentage of base salary which determines the participation amount in accordance with the guidelines set forth in Part B below. For example, an individual with a base salary of $60,000 and a participation percentage of 15% would be entitled to a participation amount of $9,000.


     B. The profit center COO has the discretion to assign a lower participation percentage than provided by the guidelines.

     C. Base salary is defined as compensation paid in the plan year which is included in the individual's W-2 (this excludes taxable income added for company paid group insurance, company cars, etc.).

IV.  PAYMENT OF AWARDS

     A. To qualify for an award, an individual must be a full-time employee of Reliance Insurance Group or one of its subsidiaries on the date payment of the award is made. Payments will be made as soon as possible after the end of the plan year and each succeeding year to allow necessary compilation of results, but no later than May 15 of the year in which payment is made. This provision is inapplicable in the event the employee is terminated due to death, disability or retirement. In such instances, the employee, or his or her estate, will be entitled to the payment of all awards applicable to the plan year or the prorated portion of the plan year in which the individual was a full-time employee.

     B. Incentive award payments will not be considered as part of base salary for the purpose of determining a participant's group insurance benefits, pension benefits, or amount of contribution to the Savings Incentive Plan.

     C. All awards must be approved by the CEO of Reliance Insurance Group after consideration of all relevant factors, and a summary submitted to the Compensation Committee of the Board of Directors for final approval.

     D. The Compensation Committee shall report annually to the Executive & Finance Committee of the Board of Directors on the aggregate, cumulative amount of incentive compensation earned and paid to all participants for all open plan years.

V.   AWARD FORMULA

     A.   Conceptual Overview

          The Management Incentive Plan is comprised of three parts as described below. Part I is based on performance of each staff unit and division against specific measurable written objectives and has a potential award of 20% of participation amount. Part II is oriented towards meeting operating goals established based on profit center performance relative to prior year and the industry, and has a potential award of 60% of the participation amount. Part III generates awards based on pretax operating profit produced, and has a potential award of 30% of the participation amount. Formulas for each part are contained in the attached Appendices.

          An example of the above follows:

          A    Base salary                          $60,000

          B    Participation percentage                  15%
          C    Participation amount (A x B)         $ 9,000
                                                  =========
                                              D   E = C x D
                                         Target   Potential
               Part                     Award %   Award
               ----                     -------   ---------
                 I                          20%     $ 1,800
                II                          60%     $ 5,400
               III                          30%     $ 2,700
                                        -------   ---------
                                           110%     $ 9,900
                                        =======   =========

     B.   PART I

          1) Twenty percent (20%) of the participation amount will be based on performance against specified measurable written objectives of each staff unit and division. The Reliance Insurance Company COO will recommend awards under this section to the CEO of Reliance Insurance Group for approval. Twenty percent (20%) of the participation amount earned under this section will be paid as soon as possible after the end of the plan year.

          2) Awards will be generated by the performance of each staff unit and division. Each senior officer will recommend to the Reliance Insurance Company COO allocation of the award fund of his staff unit/division to participants within his unit/division based on each individual's performance against personal objectives. (See illustration in Appendix 2.)

     C.   PART II

          1) Sixty percent (60%) of participation amount will be based on accident year combined ratio under the formula contained in Appendix 3.

               (a) Thirty percent (30%) of participation amount earned will be generated by each division's performance against respective accident year combined ratio goals.

               (b) Thirty percent (30%) of participation amount earned will be generated by the performance of the consolidated profit center against accident year combined ratio goals (See Appendix 3). Consolidated awards will be allocated ratably among all plan participants.

               (c) Profit center management and Home Office staff units will be based entirely on consolidated profit center results.

          2) Ten percent (10%) of participation amount earned under this section will be paid after the end of the plan year; 25% at the end of the first succeeding year, and 25% at the end of the second succeeding year. Payment is deferred under this section in order to allow time for reserve development to determine more accurate accident year results. Each award calculation will be made on a cumulative basis.
          3) Awards under this section to individual participants may be allocated as described in Part V, B(2) above.

     D.   PART III

          1) Thirty percent (30%) of participation amount will be based on calendar year pretax operating profit per the Profit Center Operating Statement under the formula contained in Appendix 4.

               (a) Fifteen percent (15%) of the participation amount earned under this part will be allocated pro rata.

               (b) Fifteen percent (15%) of the participation amount earned under this part may be allocated by Reliance Insurance Company COO based on each division's results or other criteria as determined by the Reliance Insurance Company COO.

          2) Thirty percent (30%) of the participation amount earned under this section will be paid as soon as possible after the end of the plan year.

          3) Awards under this section to individual participants may be allocated as described in Part V, B (2) above.

                            RELIANCE PROFIT CENTER
                        1994 MANAGEMENT INCENTIVE PLAN
                                  APPENDICES
                        -------------------------------

               APPENDIX
                    1         Summary of Payout Formula
                    2         Example of Application of Part I
                    3         Part II Accident Year Combined Ratio
                    4         Pretax Operating Profit
                    5         Part I Objectives

                                                                    APPENDIX 1.

                            RELIANCE PROFIT CENTER
                        1994 MANAGEMENT INCENTIVE PLAN
                           SUMMARY OF PAYOUT FORMULA
                        -------------------------------

                    % of                          End  of   Year
                    Participation            -------------------------
                    Amount                   One       Two       Three

                    -------------            ----      ----      -----
     PART I              20%                 20%

     PART II             60%                 10%       25%       25%

     PART III            30%                 30%
                         ----                ----      ----      ----
                         110%                60%       25%       25%
                         ====                ====      ====      ====

                                                                    APPENDIX 2.

                            RELIANCE PROFIT CENTER
                        1994 MANAGEMENT INCENTIVE PLAN
                        ------------------------------

EXAMPLE OF APPLICATION OF PART I

Awards will be generated at each staff and division level and allocated to individual participants within each staff and division unit:

     Example:
                    Participation       Perform-
                    Amount              ance      Award              %
                    -------------       -------   --------       -----
     Staff Unit     A    $25,000        100%      $25,000
     Staff Unit     B    $25,000        0%              0
     Staff Unit     C    $20,000        50%       $10,000
     Division       A    $100,000       80%       $80,000
     Division       B    $75,000        40%       $30,000
     Division       C    $75,000        90%       $67,500
     Division       D    $80,000        100%      $80,000
                         --------                 --------       -----
     Total               $400,000                 $292,500       73.1%
                         ========                 ========       =====


Awards would be allocated to individual participants within each staff unit/division.

     Example:

     Staff Unit C:                                Preliminary
                    Participation       Perform-  Award          Allocated
     Employee       Amount              ance      Amount         Award (1)
     ----------     -------------       -------   ------------   -----------
          1         $    5,000          100%      $    5,000     $    5,556
          2              7,000          0%                 0              0
          3              4,000          50%            2,000          2,222
          4              4,000          50%            2,000          2,222
                    -------------                 ------------   -----------
                    $    20,000                                  $    10,000

                    =============                                ===========


     (1) Preliminary individual awards to total preliminary awards multiplied by unit award.

                                                                    APPENDIX 3.

                            RELIANCE PROFIT CENTER
                        1994 MANAGEMENT INCENTIVE PLAN
                                 CONSOLIDATED
                        ------------------------------

PART II - ACCIDENT YEAR COMBINED RATIO

               Combined
               Ratio (1)      Award
               ---------      -----

               112.0          0
               111.3          5
               110.6          10
               109.9          15
               109.2          20
               108.5          25
               107.8          30
               107.1          35
               106.4 *        40
               105.7          45
               105.0          50
               104.3          55
               103.6          60

Awards by division based on the following:

                                             Profit Center       Division
                                             Results             Results
                                             -------------       --------
               CEO and Staff Units                60%
               Commercial/Large Accounts          30             30%
               Risk Underwriting                  30             30
               Program Department                 30             30
               -----------------------------------------------------------
               (1)  After policyholder dividends
                * Budgeted accident year combined ratio after policyholder dividends

     In the event that the consolidated Profit Center accident year combined ratio exceeds 113.0, then any payment under the MIP is at the direction of the Chief Executive Officer of Reliance Insurance Group.

                                                                    APPENDIX 3.

                            RELIANCE PROFIT CENTER
                        1994 MANAGEMENT INCENTIVE PLAN
                      COMMERCIAL/LARGE ACCOUNTS DIVISION
                      ----------------------------------

               Commercial/Large Accounts
                    Division                      Consolidated
               -------------------------          ------------
               Combined                           Combined
               Ratio (1)      Award               Ratio (1)      Award
               ---------      -----               ---------      -----

               111.7             0                112.0             0
               111.0           2.5                111.3           2.5
               110.3           5.0                110.6           5.0
               109.6           7.5                119.9           7.5
               108.9          10.0                109.2          10.0
               108.2          12.5                108.5          12.5
               107.5          15.0                107.8          15.0
               106.8          17.5                107.1          17.5
               106.1 *        20.0                106.4 *        20.0
               105.4          22.5                105.7          22.5
               104.7          25.0                105.0          25.0
               104.0          27.5                104.3          27.5
               103.3          30.0                103.6          30.0

Awards by division based on the following:

               Consolidated profit center results           30%
               Commercial/Large Accounts Division results   30%

          (1)  After policyholder dividends
           * Budgeted accident year combined ratio after policyholder dividends

In the event that the consolidated Profit Center accident year combined ratio exceeds 113.0, then any payment under the MIP is at the direction of the Chief Executive Officer of Reliance Insurance Group.

                            RELIANCE PROFIT CENTER
                        1994 MANAGEMENT INCENTIVE PLAN
                     RELIANCE CUSTOM UNDERWRITING FACILITY
                     -------------------------------------

               Risk Underwriting Dept.            Consolidated
               ----------------------             ------------
               Combined                           Combined
               Ratio (1)      Award               Ratio (1)      Award
               ---------      -----               ---------      -----


               112.1             0                112.0             0
               111.4           2.5                111.3           2.5
               110.7           5.0                110.6           5.0
               110.0           7.5                109.9           7.5
               109.3          10.0                109.2          10.0
               108.6          12.5                108.5          12.5
               107.9          15.0                107.8          15.0
               107.2          17.5                107.1          17.5
               106.5 *        20.0                106.4 *        20.0
               105.8          22.5                105.7          22.5
               105.1          25.0                105.0          25.0
               104.4          27.5                104.3          27.5
               103.7          30.0                103.6          30.0

Awards by division based on the following:

               Consolidated profit center results           30%
               Risk Underwriting Department results         30%

          (1)  After policyholder dividends
           * Budgeted accident year combined ratio after policyholder dividends

In the event that the consolidated Profit Center accident year combined ratio exceeds 113.0, then any payment under the MIP is at the direction of the Chief Executive Officer of Reliance Insurance Group.

                            RELIANCE PROFIT CENTER
                        1994 MANAGEMENT INCENTIVE PLAN
                              PROGRAM DEPARTMENT
                              ------------------

PART II - ACCIDENT YEAR COMBINED RATIO

               Program Department                 Consolidated
               --------------------               ------------
               Combined                           Combined
               Ratio (1)      Award               Ratio (1)      Award
               ---------      -----               ---------      -----

               112.0             0                112.0             0
               111.3           2.5                111.3           2.5
               110.6           5.0                110.6           5.0
               109.6           7.5                109.9           7.5
               109.2          10.0                109.2          10.0
               108.5          12.5                108.5          12.5
               107.8          15.0                107.8          15.0
               107.1          17.5                107.1          17.5
               106.4 *        20.0                106.4 *        20.0
               105.7          22.5                105.7          22.5
               105.0          25.0                105.0          25.0

               104.3          27.5                104.3          27.5
               103.6          30.0                103.6          30.0

Awards by division based on the following:

               Consolidated profit center results           30%
               Program Department results                   30%

          (1)  After policyholder dividends
           * Budgeted accident year combined ratio after policyholder dividends

In the event that the consolidated Profit Center accident year combined ratio exceeds 113.0, then any payment under the MIP is at the direction of the Chief Executive Officer of Reliance Insurance Group.

                                                                    APPENDIX 4.

                            RELIANCE PROFIT CENTER
                        1994 MANAGEMENT INCENTIVE PLAN
                        ------------------------------

PART III - PRETAX OPERATING PROFIT

A bonus pool will be created from calendar year pretax operating profit which exceeds the 1994 adjusted budgeted pretax operating profit of $61 million. The distribution of the pool to the profit center is as follows:

                    Pretax Operating              Bonus Points
                         Profit                      Awarded
                    ----------------              ------------
                         51,000,000                     -0-

                         56,000,000                    10.0

                         61,000,000                    20.0

                         66,000,000                    25.0

                         71,000,000 or above           30.0

                                                                    APPENDIX 5.

                          RELIANCE INSURANCE COMPANY
                        1994 MANAGEMENT INCENTIVE PLAN
                        ------------------------------
                               STAFF DEPARTMENTS
    (CLAIMS, HUMAN RESOURCES, H.O. ADMINISTRATION, I.S., CONTROLLER'S AREA)

                            1994 PART I OBJECTIVES
                            ----------------------


%                                                           Custom    Program
Award                                        Commercial     Under     Depart.
-----                                        ----------     -----     -------
  3       1.   Calendar Year Combined Ratio,
                    Ratio, after PHD, not
                    exceed                        106.1     106.2     106.4

  3       2.   Net Written Premium no less
                    than                          $480.9m   $114.8m   $88.2m

  3       3.   Underwriting Expense not to
                    exceed                        35.1      26.0      34.7

  5       4.   Actual Direct Expenses not to
                    exceed approved 1994
                    Budget

  6       5.   Discretionary as per Senior
                    Department Officer and/or
                    Chief Operating Officer,
                    Reliance Insurance Company

SOURCE DOCUMENTS:   OPERATING STATEMENTS AND BUDGET VARIANCE REPORTS

                                                                    APPENDIX 5.

                          RELIANCE INSURANCE COMPANY
                        1994 MANAGEMENT INCENTIVE PLAN
                           COMMERCIAL/LARGE ACCOUNTS
                            ----------------------
                            1994 PART I OBJECTIVES
% of Award
----------
     4         1)   Calendar Year Combined Ratio after
                    policyholder dividends not to
                    exceed                                       106.1

     4         2)   Net Written Premium no less than             480.9 M

     4         3)   Underwriting Expense Ratio not to
                    exceed                                       35.1

     4         4)   Actual Direct Expenses not to exceed         Approved '94
                                                                 Budget

     4         5)   Discretionary by President and/or Chief
                    Operating Officer, Reliance Insurance
                    Company
----------
     20


SOURCE DOCUMENTS:   OPERATING STATEMENTS
                    BUDGET VARIANCE REPORTS

                          RELIANCE INSURANCE COMPANY
                        1994 MANAGEMENT INCENTIVE PLAN
                     RELIANCE CUSTOM UNDERWRITING FACILITY
                     -------------------------------------

                            1994 PART I OBJECTIVES
% of Award
----------
     4         1)   Calendar Year Combined Ratio after
                    policyholder dividends not to
                    exceed                                       106.5

     4         2)   Net Written Premium no less than             203.0 M

     4         3)   Underwriting Expense Ratio not to
                    exceed                                       29.8

     4         4)   Actual Direct Expenses not to exceed         Approved '94
                                                                 Budget

     4         5)   Discretionary by President and/or Chief
                    Operating Officer, Reliance Insurance
                    Company
----------
     20

SOURCE DOCUMENTS:   OPERATING STATEMENTS
                    BUDGET VARIANCE REPORTS

                                                                    APPENDIX 5.

                          RELIANCE INSURANCE COMPANY
                        1994 MANAGEMENT INCENTIVE PLAN
                              PROGRAM DEPARTMENT
                              ------------------

                            1994 PART I OBJECTIVES

% of Award
----------
     4         1)   Calendar Year Combined Ratio after
                    policyholder dividends not to
                    exceed                                       106.4

     4         2)   Net Written Premium no less than             88.2 M

     4         3)   Underwriting Expense Ratio not to
                    exceed                                       34.7


     4         4)   Actual Direct Expenses not to exceed         Approved '94
                                                                 Budget

     4         5)   Produce Two (2) New Programs
----------
     20

SOURCE DOCUMENTS:   OPERATING STATEMENTS
                    BUDGET VARIANCE REPORTS